Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT

    THIS AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Fund Servicing Agreement, dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following funds and its applicable fee schedule; and
•Reckoner BBB-B CLO Annual ETF
•Reckoner BBB-B CLO Reinvesting ETF
•Reckoner Yield Enhanced AAA CLO Annual ETF
•Reckoner Yield Enhanced AAA CLO Reinvesting ETF

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

As of the Effective Date, the Exhibit for Reckoner Capital Management LLC attached hereto is hereby added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Russell Simon	By: /s/ Gregory Farley
Name: Russell Simon	Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: 12/16/2025	Date: 12/17/2025

Exhibit for Reckoner Capital Management LLC
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of ETF Series (Fees applicable to ETFs)
Reckoner Leveraged AAA CLO ETF
Reckoner BBB-B CLO ETF
Reckoner BBB-B CLO Annual ETF
Reckoner BBB-B CLO Reinvesting ETF
Reckoner Yield Enhanced AAA CLO Annual ETF
Reckoner Yield Enhanced AAA CLO Reinvesting ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services – in support of external legal counsel
New fund launch – $[ ] per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements –
o$[ ] for first three active or inactive funds in same statutory prospectus
o$[ ] for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements

Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from meetings of the Trust’s board of trustees
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or Fund Services)
All other miscellaneous expenses

Fund startup and registration fees are billed [ ]% following the selection of Fund Services and [ ]% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration, and Transfer Agent Services
The base fee for accounting and administration services shall be the greater of the basis point fee or annual minimum1 where Reckoner Capital Management LLC (the “Adviser”) acts as investment adviser to the series of the Trust listed above (each a “Fund,” and collectively, the “Funds”).

Annual Minimum per Fund2            Basis Points on Fund AUM2, 3
Funds 1-5        $[ ]            First $[ ]        [ ]bps
Funds 6-10        $[ ]            Next $[ ]        [ ]bps
Funds 11+        $[ ]            Next $[ ]        [ ]bps
                        Balance        [ ]bps
Base Fee for ETF Services
Annual Fee per fund
ETF Order Management     $[ ] per fund
ETF Transfer Agency     $[ ] per order (Create or Redeem)

Basket Creation
Equities/Cash                 [ ]bps
International Securities/Derivatives    [ ]

Fixed AP Fee              TBD/fund

Optional Services
ETF Stock Splits            $[ ]
ETF Liquidation            $[ ]
ETF Slippage Calculations        $[ ]/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fees listed above
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Once a Fund is operational, should the investment advisory agreement between the Trust and Adviser dated on or around the date of this Amendment (the “Investment Advisory Agreement”) be terminated prior to the end of the initial two-year term, Adviser will be responsible for the balance of the minimum fees hereunder for the remainder of the initial two-year term. Following the initial two-year term of the Investment Advisory Agreement, so long as the Investment Advisory Agreement continues to be effective, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive one-year periods, and should the Investment Advisory Agreement be terminated prior to the end of such a one-year period, Adviser will be
3 Fee does not apply to Reckoner BBB-B CLO Annual ETF, Reckoner BBB-B CLO Reinvesting ETF, Reckoner Yield Enhanced AAA CLO Annual ETF, Reckoner Yield Enhanced AAA CLO Reinvesting Fund.  The Annual Minimum per fund will apply.

responsible for the balance of the minimum fees hereunder for the remainder of such one-year period.

Additional services not included herein shall be mutually agreed in writing upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX A
Accounting and Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated [ ] pricing days annually)
$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing ([ ]per day)

Note: Prices are based on using Fund Services’ primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDO, and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month / $[ ] for ETF Funds per month for Factor Services
$[ ] per Mortgage Backed Security per Month for Factor Services / [ ] for ETF Funds
$[ ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
$[ ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data

$[ ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
$[ ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$[ ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper, JPM
$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund (subject to board approval)
$[ ] for each additional fund [ ] (subject to change based on board review and approval)
$[ ] for each fund over [ ] funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Tailored shareholder reporting - $[ ] per year, per Fund (first class), $[ ] per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting:
•Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare

Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to [ ]) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$[ ] per Trust per year - Base fee
■ Additional fee of $[ ] per Fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers
Confluence FTP Data Transmission
•$[ ] one-time setup fee
•$[ ] monthly service fee
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[4]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services
4 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from Fund Services’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$[ ]
Per User Fee[2]	$[ ]
Per Separate Committee[3] Fee	$[ ]
1 Subject to an annual increase, provided that the annual increase will not exceed [ ]% through October 2025
2 Per user fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple Series Trust sponsored by Fund Services.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per Fund

•
The Adviser’s signature below is an acknowledgment of the above fee schedule.

Reckoner Capital Management LLC

By: /s/ John E. Kim
Name: John E. Kim
Title: Chief Executive Officer
Date: December 16, 2025